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

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-39325, 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633
and 333-08113 of Airgas, Inc. on Form S-3 and Registration Statements Nos. 33-39325, 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633
and 333-08113 of Airgas, Inc. on Form S-8 of our report dated June 5, 1996 on the financial statements of Rutland Tool & Supply, Inc. as of December 31, 1995, appearing in this Form 8-K of Airgas, Inc.



                                             DELOITTE & TOUCHE LLP


Costa Mesa, California
October 16, 1996

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